                                 SCHEDULE 13G
Issuer: VitaminShoppe.Com                                    CUSIP No. 92848M104


                                                                    EXHIBIT 2(a)

Item 2.  Identity and Background.

     This statement is being filed by CB Capital Investors, LLC, a Delaware limited liability company, formerly CB Capital Investors, L.P., a Delaware limited partnership (hereinafter referred to as "CBCI"), whose principal office is located at c/o Chase Capital Partners, 380 Madison Avenue, 12th Floor, New York, New York 10017.

     CBCI is engaged in the venture capital and leveraged buyout business. The managing member of CBCI is CB Capital Investors, Inc., a Delaware corporation (hereinafter referred to as "CBCI, Inc."), whose principal office is located at the same address as CBCI. CBCI, Inc. is a wholly owned subsidiary of The Chase Manhattan Bank, a New York corporation (hereinafter referred to as "Chase Bank"), which is a wholly owned subsidiary of The Chase Manhattan Corporation, a Delaware corporation, (hereinafter referred to as "Chase") both of whose principal business offices are located at 270 Park Avenue, 5th Floor, New York, New York 10017. The non-managing member of CBCI is Chase Capital Partners, a New York general partnership (hereinafter referred to as "CCP"). Pursuant to a master advisory agreement, CBCI, Inc. has delegated its management authority of CBCI to CCP. CCP is also engaged in the venture capital and leveraged buyout business. CBCI's and its principal office is located at the same address as CBCI.

     Set forth below are the names of each general partner of CCP who is a natural person. Each such general partner is a U.S. citizen (except for Messrs. Britts and Meggs, each of whom are citizens of the United Kingdom and Ms. Aidar who is a citizen of Brazil), whose principal occupation is general partner of CCP and whose business address (except for Messrs. Britts, Meggs, Soghikian and Stuart) is c/o Chase Capital Partners, 380 Madison Avenue, 12th Floor, New York, New York 10017.

                           Ana Carolina Aidar
                           John R. Baron
                           Christopher C. Behrens
                           Mitchell J. Blutt, M.D.
                           David S. Britts
                           Arnold L. Chavkin
                           David Gilbert
                           Eric Green
                           Michael R. Hannon
                           Donald J. Hofmann
                           Jonathan Meggs
                           Stephen P. Murray
                           John M.B. O'Connor
                           Robert Ruggiero
                           Susan Segal
                           Shahan D. Soghikian
                           Lindsay Stuart
                           Jeffrey C. Walker
                           Timothy Walsh
                           Rick Waters
                           Damion E. Wicker, M.D.

     Messrs. Britts' and Soghikian's address is c/o Chase Capital Partners, 50 California Street, Suite 2940, San Francisco, CA 94111. Messrs. Meggs' and Stuart's address is c/o Chase Capital Partners, 125 London Wall, Level 13, London, England EC2Y5AJ.

     Jeffrey C. Walker is the managing general partner of CCP. The remaining general partners of CCP are Chase Capital Corporation, a New York corporation (hereinafter referred to as "Chase Capital"), CCP Principals, L.P., a Delaware limited partnership (hereinafter referred to as "Principals") and CCP European Principals, L.P., a Delaware limited partnership (hereinafter referred to as "European Principals"), each of whose principal office is located at 380 Madison Avenue, 12th Floor, New York, New York 10017. Chase Capital is a wholly-owned subsidiary of Chase. The general partner of each of Principals and European Principals is Chase Capital. Chase Capital, Principals and European Principals are each engaged in the venture capital and leveraged buyout business. Set

                               Page 6 of 11 Pages

                                 SCHEDULE 13G
Issuer: VitaminShoppe.Com                                    CUSIP No. 92848M104


forth in Schedule A hereto and incorporated herein by reference are the names, business addresses and principal occupations or employments of each executive officer and director of Chase Capital, each of whom is a U.S. citizen.

     Chase Bank is a New York corporation engaged in the commercial banking business with its principal office located at 270 Park Avenue, New York, New York 10017. Set forth in Schedule B hereto and incorporated herein by reference are the names, business address, principal occupations or employments and citizenship of each executive officer and director of Chase Bank.

     Chase is a Delaware corporation engaged (primarily through subsidiaries) in the commercial banking business with its principal office located at 270 Park Avenue, New York, New York 10017. Set forth in Schedule C hereto and incorporated herein by reference are the names, business addresses, principal occupations and employments of each executive officer and director of Chase, each of whom is a U.S. citizen.



                               Page 7 of 11 Pages

                                 SCHEDULE 13G
Issuer: VitaminShoppe.Com                                    CUSIP No. 92848M104

                                                                      SCHEDULE A

                            CHASE CAPITAL CORPORATION

                               Executive Officers

     Chief Executive Officer                         William B. Harrison, Jr.*
     President                                       Jeffrey C. Walker**
     Executive Vice President                        Mitchell J. Blutt, M.D.**
     Vice President & Secretary                      Gregory Meredith*
     Vice President and Treasurer                    Elisa R. Stein**
     Vice President                                  Marcia Bateson**
     Assistant Secretary                             Robert C. Carroll*
     Assistant Secretary                             Anthony J. Horan*
     Assistant Secretary                             Denise G. Connors*

                                    Directors

                            William B. Harrison, Jr.*
                               Jeffrey C. Walker**

--------
*    Principal occupation is employee and/or officer of Chase.
     Business address is c/o The Chase Manhattan Corporation, 270 Park Avenue, New York, New York 10017.

** Principal occupation is employee of Chase and/or general partner of Chase Capital Partners. Business address is c/o Chase Capital Partners, 380 Madison Avenue, 12th Floor, New York, NY 10017.


                               Page 8 of 11 Pages

                                 SCHEDULE 13G
Issuer: VitaminShoppe.Com                                    CUSIP No. 92848M104


                                                                      SCHEDULE B

                         THE CHASE MANHATTAN CORPORATION

                               Executive Officers

                    Walter V. Shipley, Chairman of the Board*
         William B. Harrison Jr., President and Chief Executive Officer*
                       Donald L. Boudreau, Vice Chairman*
                  John J. Farrell, Director of Human Resources*
                        Neal S. Garonzik, Vice Chairman*
     Frederick W. Hill, Director of Corporate Marketing and Communications*
                        Donald H. Layton, Vice Chairman*
                        James B. Lee Jr., Vice Chairman*
                      William H. McDavid, General Counsel*
                   Denis J. O'Leary, Executive Vice President*
                         Marc J. Shapiro, Vice Chairman*
                       Joseph G. Sponholz, Vice Chairman*
                  Jeffrey C. Walker, Senior Managing Director**

                                 Directors***

 Name                        Principal Occupation or Employment;
                             Business or Residence Address
--------------------------------------------------------------------------------
 Hans W. Becherer            Chairman of the Board
                             Chief Executive Officer
                             Deere & Company
                             One John Deere Place
                             Moline, IL 61265
--------------------------------------------------------------------------------
 Frank A. Bennack, Jr.       President and Chief Executive Officer
                             The Hearst Corporation
                             959 Eighth Avenue
                             New York, New York  10019
--------------------------------------------------------------------------------
 Susan V. Berresford         President
                             The Ford Foundation
                             320 E. 43rd Street
                             New York, New York  10017
--------------------------------------------------------------------------------
* Principal occupation is executive officer and/or employee of The Chase Manhattan Bank. Business address is c/o The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017. Each executive officer of Chase is a U.S. citizen.
** Principal occupation is employee of Chase and/or general partner of Chase Capital Partners. Business address is c/o Chase Capital Partners, 380 Madison Avenue - 12th Floor, New York, New York 10017.
*** Each of the persons named below is a citizen of the United States of America.

                               Page 9 of 11 Pages

                                 SCHEDULE 13G
Issuer: VitaminShoppe.Com                                    CUSIP No. 92848M104


--------------------------------------------------------------------------------
M. Anthony Burns             Chairman of the Board and
                              Chief Executive Officer
                             Ryder System, Inc.
                             3600 N.W. 82nd Avenue
                             Miami, Florida  33166
--------------------------------------------------------------------------------
 H. Laurence Fuller          Co-Chairman
                             BP Amoco p.l.c.
                             1111 Warrenville Road, Suite 25
                             Chicago, Illinois  60563
--------------------------------------------------------------------------------
 Melvin R. Goodes            Retired Chairman of the Board and CEO
                             Warner-Lambert Company
                             201 Tabor Road
                             Morris Plains, NJ  07950
--------------------------------------------------------------------------------
 William H. Gray, III        President and Chief Executive Officer
                             The College Fund/UNCF
                             9860 Willow Oaks Corporate Drive
                             P.O. Box 10444
                             Fairfax, Virginia  22031
--------------------------------------------------------------------------------
 William B. Harrison, Jr.    President and Chief Executive Officer
                             The Chase Manhattan Corporation
                             270 Park Avenue, 8th Floor
                             New York, New York  10017-2070
--------------------------------------------------------------------------------
 Harold S. Hook              Retired Chairman and Chief Executive Officer
                             American General Corporation
                             2929 Allen Parkway
                             Houston, Texas  77019
--------------------------------------------------------------------------------
 Helene L. Kaplan            Of Counsel
                             Skadden, Arps, Slate, Meagher & Flom LLP
                             919 Third Avenue - Room 29-72
                             New York, New York 10022
--------------------------------------------------------------------------------
 Henry B. Schacht            Director and Senior Advisor
                             E.M. Warburg, Pincus & Co., LLC
                             466 Lexington Avenue, 10th Floor
                             New York, New York 10017
--------------------------------------------------------------------------------
 Walter V. Shipley           Chairman of the Board
                             The Chase Manhattan Corporation
                             270 Park Avenue
                             New York, New York  10017
--------------------------------------------------------------------------------
 Andrew C. Sigler            Retired Chairman of the Board and
                               Chief Executive Officer
                             Champion International Corporation
                             One Champion Plaza
                             Stamford, Connecticut  06921
--------------------------------------------------------------------------------
 John R. Stafford            Chairman, President and
                               Chief Executive Officer
                             American Home Products Corporation
                             5 Giralda Farms
                             Madison, New Jersey  07940
--------------------------------------------------------------------------------

                               Page 10 of 11 Pages

                                 SCHEDULE 13G
Issuer: VitaminShoppe.Com                                    CUSIP No. 92848M104


--------------------------------------------------------------------------------
 Marina v.N. Whitman         Professor of Business Administration
                              and Public Policy
                             The University of Michigan
                             School of Public Policy
                             411 Lorch Hall, 611 Tappan Street
                             Ann Arbor, MI  48109-1220
--------------------------------------------------------------------------------

                               Page 11 of 11 Pages